COMMON STOCK               COMMON STOCK
PAR VALUE $.0001                    PAR VALUE $.0001
                  SHARES
SEE REVERSE FOR CERTAIN
DEFINITIONS AND LIMITATIONS  CUSIP

TRUST LICENSING, INC.
INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

THIS CERTIFIES THAT
IS THE OWNER OF
FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, OF TRUST LICENSING, INC. (hereinafter called the Corporation) transferable on the books of the Corporation or by the holder hereof, in person or by duly authorized Attorney, upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar. WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.
Dated:
Countersigned and Registered:
Interwest Transfer Company
Transfer Agent and Registrar

AUTHORIZED SIGNATURE
SECRETARY
PRESIDENT
The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tentnants in common
TEN ENT - as tenants by the entireties
JT TEN - as joint tenants with right of survivorship and not as tenants in common UNIF GIFT MIN ACT - Custodian
                    (Cust)       (Minor)
                    Under Uniform Gifts to Minor Act
                                     (State)
Addtional abbreviations may also be used though not in the above list.

For Value received          hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE


(NAME AND ADDRESS OF TRANSFEREE SHOULD BE PRINTED OR TYPEWRITTEN)

Shares
of the Common Stock represented by the within Certificate and do hereby irrevocably constitute and appoint Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.